UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Stalwart Tankers Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
7 Fragoklissias Street Maroussi 15125 Athens, Greece +30 210 6801136
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares, par value $0.01 per share Preferred share purchase rights	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-193961

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.        Description of Registrants’ Securities to be Registered.

A description of the securities of the Registrant to be registered hereby is set forth under the heading “Description of Our Share Capital” in the prospectus (subject to completion) forming a part of the Registrant’s Registration Statement on Form F-1 (File No. 333-193961) filed with the U.S. Securities and Exchange Commission (the “Commission”) on February, 14, 2014, as amended (the “Registration Statement”), shall be deemed to be incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.       Exhibits.

No exhibits are required to be filed with this Registration Statement on Form 8-A because no other securities of the Registrant are registered on the New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 27, 2014

Stalwart Tanker Inc.

By:	/s/ Dimitrios J. Souravlas
Dimitrios J. Souravlas
Chief Executive Officer

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